EXHIBIT 3.1

                                    FORM OF

                       AMERICAN MEDICAL PROVIDERS, INC.
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

      Jack N. McCrary and Wayne A. Bertsch, being the duly elected President and Secretary, respectively, of American Medical Providers, Inc. (the
"Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, do hereby certify as follows:

      1. That the Corporation was originally incorporated in the State of Delaware on August 9, 1996, under the name of Podiatry Newco, Inc.

      2. That the Board of Directors of the Corporation, in accordance with Sections 242 and 245 of the Delaware General Corporation Law, adopted resolutions as of _______________, 1997 providing for the adoption of an Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A which amends and restates the Certificate of Incorporation in its entirety. The resolution further directed that the Amended and Restated Certificate of Incorporation be submitted to the stockholders of the Corporation for their consideration and approval.

      3. That, in accordance with Section 242 of the Delaware General Corporation Law, the holders of a majority of the outstanding stock of the Corporation adopted a resolution dated as of _____________________, 1997 providing for the adoption of the Amended and Restated Certificate of Incorporation of the Corporation. Such resolution was adopted by written consent in lieu of a special meeting of stockholders of the Corporation, as permitted by
Section 228(a) of the Delaware General Corporation Law, and written notice of the taking of a corporate action without a meeting by less than unanimous written consent has been given as required by Section 228(d) of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, American Medical Providers, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Jack N. McCrary, its President, and Wayne A. Bertsch, its Secretary, as of this ______ day of ____________, 1997.

                                    AMERICAN MEDICAL PROVIDERS, INC.


                                    By:_______________________________________
                                       Jack N. McCrary, President

ATTEST:


By:_________________________________
   Wayne A. Bertsch, Secretary

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                                    EXHIBIT A

                                    FORM OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        AMERICAN MEDICAL PROVIDERS, INC.
                             A DELAWARE CORPORATION


      FIRST.  The name of the corporation is AMERICAN MEDICAL PROVIDERS, INC.

      SECOND. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("Delaware Law").

      THIRD. The total number of shares of all classes of stock which the corporation shall have authority to issue is [ ], consisting of (i) [ ] shares of Common Stock (a) [ ] shares of which shall be designated as Class A Common Stock (the "Class A Common Stock") with a par value of $.001 per share and (b) [ ] shares of which shall be designated as Class B Common Stock (the "Class B Common Stock") with a par value of $.001 per share and (ii) [ ] shares with a par value of $.001 per share shall be designated as Preferred Stock. Except as set forth below, the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the Class A Common Stock and the Class B Common Stock shall be identical and equal in all respects, share for share, except that the voting power in the Corporation for the election of directors and for any and all other purposes shall be vested exclusively in the holders of the Class A Common Stock and the Class B Common Stock as set forth below, and at all meetings of the shareholders and at all elections of the directors, each holder of the Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by him or her and registered on the books of the Corporation and each holder of the Class B Common Stock shall be entitled to of a vote for each share of Class B Common Stock held by him or her and registered on the books of the Corporation. Each fractional share of Class A Common Stock or Class B Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders equal to the fraction of a share held multiplied by the vote for a share of such class.

      Holders of Class A Common Stock of the Company are entitled to one vote per share and the holders of Class B Common Stock of the corporation are entitled to of a vote per share. The corporation's Board of Directors consists of seven directors. Holders of Class A Common Stock are entitled to elect as a class six members of the Board of Directors and the holders of the Class B Common Stock are entitled to elect as a class the remaining member of the Board of Directors. The Class A Common Stock and Class B Common Stock possess ordinary voting rights and vote together as a single class in respect of all other corporate matters.

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      Each share of Class B Common Stock will automatically convert to Class A
Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Class B Common Stock by the holder thereof (excluding dispositions to such holder's affiliates), (ii) in the event any person not affiliated with the corporation acquires beneficial ownership of 15% or more of the outstanding shares of capital stock of the corporation, (iii) in the event any person not affiliated with the corporation offers to acquire 15% or more of the outstanding shares of capital stock of the corporation, (iv) in the event the holder of such shares elects to so convert at any time after______(v) on ______, or (vi) in the event the holders of a majority of the outstanding shares of Class A Common Stock approve such conversion. In addition, the corporation may elect to convert any outstanding shares of Class B Common Stock into shares of Class A Common Stock in the event 80% or more of the outstanding shares of Class B Common Stock as of _____ have previously been converted into shares of Class A Common Stock.

      Shares of Preferred Stock may be issued in series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

      (a) the distinctive serial designation of such series which shall distinguish it from other series;

      (b) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the board of directors in the resolution or resolutions providing for the issue of such series;

      (c) the dividend rate (or method of determining such rate, which may be faced or variable) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

      (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

      (e) the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation;

      (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be purchased or redeemed, in

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            whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

      (g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

      (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock or debt securities of the corporation or of any other entity, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

      (i) the voting rights, if any, of the holders of the shares of such series.

      FOURTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation. This Article Fourth and the by-laws of the corporation may not be amended, modified or repealed by the holders of the capital stock of the corporation except by the affirmative vote of the holders of not less than a majority of the Total Voting Power (as hereinafter defined) of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares (as hereinafter defined), each considered for purposes hereof as a single class.

      For the purposes of these Articles, the following terms shall have the following meanings: The term "Public Shares" shall mean shares of capital stock of the corporation not beneficially owned (as determined pursuant to Rule 13d-3 or Rule 13d-5 of the Securities Exchange Act of 1934, as amended, as in effect on the date this Restated Certificate of Incorporation becomes effective (the "Exchange Act")) by any individual, partnership, corporation, limited liability company, trust or other entity (a "Controlling Person") that is a member of any group (as defined under Rule 13d-5 of the Exchange Act) that beneficially owns 25 percent or more of the Total Voting Power of the corporation; provided that the Independent Directors (as hereinafter defined) shall have the power and duty to construe and apply the provisions of this definition and to make all determinations necessary or desirable to implement such provisions. The term "Independent Directors" shall mean the directors of the corporation who are not employed by, affiliated with or nominees or representatives of any Controlling Person or employed by or affiliated with the corporation or any of their respective Subsidiaries (as hereinafter defined), excluding for the purpose of the foregoing any affiliation by reason of being a member on the Board of Directors (but not an officer) of the corporation or its Subsidiaries. The term "Subsidiary" with respect to any person shall mean any corporation or other organization, whether incorporated or

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unincorporated, of which at least a majority of the voting power of all outstanding securities entitled by the terms thereof to vote generally in the election of directors, or others performing similar functions with respect to such corporation or other organization, is directly or indirectly beneficially owned by such person. The term "Total Voting Power" shall mean the nondiluted aggregate number of votes that may be cast by the holders of outstanding Voting Securities. The term "Voting Securities" shall mean securities entitled to vote in the ordinary course in the election of directors or of persons serving in a similar governing capacity, including the voting rights attached to such securities and rights or options to acquire such securities.

      FIFTH. The number of directors of the corporation shall be fixed from time to time pursuant to the by-laws of the corporation but in no case to be less than nine.

      The directors of the corporation shall be divided into three classes, as nearly equal in number as possible, as determined by the board of directors, with the initial term of office of Class I to expire at the first annual meeting of shareholders thereafter, the initial term of office of Class II to expire at the second annual meeting of shareholders thereafter and the initial term of office of Class III to expire at the third annual meeting of shareholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as possible, but no decrease in the number of directors may shorten the term of any incumbent director.

      Shareholders shall not be entitled to cumulate votes in the election of directors.

      No director may be removed by the stockholders of the Corporation except for cause.

      In the event that the holders of any class or series of stock of the corporation shall be entitled, voting separately as a class, to elect any directors of the corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed pursuant to the by-laws and, except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of shareholders next succeeding their election without regard to the classification of the remaining directors.

      This Article Fifth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty percent (60%,) of the Total Voting Power and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

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      SIXTH. No action required or permitted to be taken by the holders of any class or series of stock of the corporation, including but not limited to the election of directors, may be taken by written consent or consents and must be taken at a duly called annual meeting or at a special meeting of shareholders. This Article Sixth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty percent (60%) of the Total Voting Power of the corporation and the affirmative vote of the holders of a majority of the Voting Power of all outstanding Public Shares, each considered for purposes hereof as a single class.

      SEVENTH. (a) The Board of Directors may not alter, amend or repeal Sections 2.3, 2.4, 2.7, 2.11, 2.12, 2.14, 3.2, 3.3, 3.4, 3.5, 3.8, 3.9, 4.1,
Article VI or Article IX of the By-laws, except upon the affirmative vote of not less than sixty percent (60%) of the entire Board of Directors.

      In addition, any contract or transaction between the Corporation or any of its subsidiaries and one or more of its directors or Controlling Persons (or any of their "affiliates" as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended), or between the corporation or any of its subsidiaries and any other corporation, partnership, association or other organization in which one or more of its directors or Controlling Persons have a material financial interest, shall require that (i) the material facts as to his or her relationship or interest and as to the contract or transaction be fully and fairly disclosed in good faith to the Board of Directors and (ii) the Board of Directors in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. A mere common directorship does not constitute a material financial interest within the meaning of this subdivision. A director is not interested within the meaning of this subdivision in a resolution fixing the compensation of another director as a director, officer or employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

      If the other provisions hereinabove are met, no such contract or other transaction contemplated above, or vote of a director, whether one or more, or the Board of Directors, shall be void or voidable solely because a director is not a disinterested director with respect to a matter and is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction to which such director is not a disinterested director or solely because his or her or their votes are counted for such approval.

      (c) Dividends on the outstanding shares of the corporation, if any, shall not be declared except upon the affirmative vote of not less than sixty percent (60%) of the whole Board of Directors at any regular or special meeting. Dividends may be paid by the corporation in cash, in property, or in the corporation's own shares, but only as permitted under Delaware Law. Subject to limitations upon the authority of the Board of Directors imposed by any law, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

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      (d)   The Board of Directors may, by resolution passed by the affirmative vote of at least sixty percent (60%) of the whole Board of Directors, appoint from its membership, annually, an Executive Committee of two or more directors, which shall include the Chief Executive Officer and the President of the corporation. The appointment or removal of any member (or alternate members) of the Executive Committee shall require the affirmative vote of not less than sixty percent (60%) of the whole Board of Directors.

      This Article Seventh may not be amended, modified or repealed by the holders of the capital stock of the corporation except by the affirmative vote of the holders of not less than a majority of the Total Voting Power of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

      NINTH. The liability of directors of the corporation for monetary damages shall be eliminated so the fullest extent permissible under Delaware Law. No amendment, modification or repeal of this Article Ninth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

      This Article Ninth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%,) of the Total Voting Power of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

      TENTH. The corporation is authorized to indemnify the directors, officers, employees or other agents of the corporation to the fullest extent permissible under Delaware Law.

      ELEVENTH. The Board of Directors is expressly authorized to adopt, amend or repeal a shareholder protection rights plan, which plan may distinguish between shares of Common Stock or other securities of the same class or series and may distinguish between shareholders of Common Stock or other securities of the same class or series.

      This Article Eleventh may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%,) of the Total Voting Power and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

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